Exhibit 99.3

ImmuCell

ImmuCell Corporation Announces Closing of $9 Million Public Offering of Common Stock

For Immediate Release

PORTLAND, Maine – March 29, 2019 – ImmuCell Corporation (Nasdaq: ICCC) (“ImmuCell” or the “Company”), a growing animal health company that develops, manufactures and markets scientifically-proven and practical products that improve the health and productivity of dairy and beef cattle, today announced the closing of its previously announced underwritten public offering of 1,636,364 shares of common stock at a price to the public of $5.50 per share. All of the shares of common stock were offered by ImmuCell.

Craig-Hallum Capital Group acted as sole managing underwriter for the offering.

The net proceeds from the offering are approximately $8.3 million, after deducting underwriting discounts and other estimated expenses incurred in connection with the offering.

The Company intends to use a portion of the net proceeds of the offering for expansion of production capacity for its First Defense® product line, and it is increasingly likely that it will use a portion of those proceeds for expanded facilities to manufacture Re-Tain™. Any remaining available net proceeds will be used for reduction of indebtedness or general working capital.

The Company is in the process of finalizing its results for the three-month and twelve-month periods ended March 31, 2019. Based on currently available information, the Company estimates that, as of and for the three-month and twelve-month periods ended March 31, 2019:

●	Product sales during the three-month period ended March 31, 2019 are anticipated to be approximately $4,252,000, compared to $2,881,000 during the three-month period ended March 31, 2018, an increase of $1,371,000 or 48%;
●	Product sales during the twelve-month period ended March 31, 2019 are anticipated to be approximately $12,357,000 compared to $9,768,000 during the twelve-month period ended March 31, 2018, an increase of $2,589,000 or 26%;
●	There was a backlog of orders for the First Defense® product line of approximately $185,000 and $1,245,000 as of March 31, 2019 and 2018, respectively;
●	Cash, cash equivalents and short-term investments are anticipated to be approximately $2,410,000 as of March 31, 2019 (exclusive of the net proceeds from this offering), as compared to $3,060,470 as of March 31, 2018.

A shelf registration statement on Form S-3 relating to the public offering of the shares of common stock described above was filed with the Securities and Exchange Commission (“SEC”) and was declared effective on November 29, 2018. Copies of the final prospectus supplement and the accompanying prospectus relating to the offering may be obtained from Craig-Hallum Capital Group LLC at 222 South Ninth Street, Suite 350, Minneapolis, Minnesota 55402, Attention: Equity Capital Markets, by telephone at 612-334-6300, or by email at prospectus@chlm.com or at the SEC’s website at http://www.immucell.com.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, nor may there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About ImmuCell

ImmuCell Corporation’s (Nasdaq: ICCC) purpose is to create scientifically-proven and practical products that improve the health and productivity of dairy and beef cattle. ImmuCell markets First Defense®, providing Immediate Immunity™ to newborn dairy and beef livestock, and is in the late stages of developing Re-Tain™, a novel treatment for mastitis, the most significant cause of economic loss to the dairy industry. Press releases and other information about the Company are available at: http://www.immucell.com.

Contact:	Michael F. Brigham, President and CEO

ImmuCell Corporation

(207) 878-2770

Joe Diaz, Robert Blum and Joe Dorame

Lytham Partners, LLC

(602) 889-9700

iccc@lythampartners.com

Cautionary Note Regarding Forward-Looking Statements (Safe Harbor Statement):

This Press Release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, but are not limited to, any statements relating to: our plans and strategies for our business; projections of future financial performance; the value of our deferred tax assets; projections about depreciation expense and its impact on income for book and tax return purposes; the scope and timing of ongoing and future product development work and commercialization of our products; future costs of product development efforts; the estimated prevalence rate of subclinical mastitis; the expected efficacy of new products; estimates about the market size for our products; future market share of and revenue generated by current products and products still in development; our ability to increase production output and reduce costs of goods sold associated with our new product, Tri-Shield First Defense®; the future adequacy of our own manufacturing facilities or those of third parties with which we have contractual relationships to meet demand for our products on a timely basis; the continuing availability to us on reasonable terms of third-party providers of critical products or services; the robustness of our manufacturing processes and related technical issues; estimates about our production capacity; the future adequacy of our working capital and the availability and cost of third-party financing; the timing and outcome of pending or anticipated applications for regulatory approvals; future regulatory requirements relating to our products; future expense ratios and margins; future compliance with bank debt covenants; future cost of our variable interest rate exposure on most of our bank debt; costs associated with sustaining compliance with current Good Manufacturing Practice (cGMP) regulations in our current operations and attaining such compliance for the facility to produce the Drug Substance; factors that may affect the dairy and beef industries and future demand for our products; implementation of international trade tariffs that could reduce the export of dairy products, which could in turn weaken the price received by our customers for their products; our effectiveness in competing against competitors within both our existing and our anticipated product markets; the cost-effectiveness of additional sales and marketing expenditures and resources; anticipated changes in our manufacturing capabilities and efficiencies; anticipated competitive and market conditions; and any other statements that are not historical facts. Forward-looking statements can be identified by the use of words such as “expects”, “may”, “anticipates”, “aims”, “intends”, “would”, “could”, “should”, “will”, “plans”, “believes”, “estimates”, “targets”, “projects”, “forecasts”, “seeks” and similar words and expressions. In addition, there can be no assurance that future developments affecting us will be those that we anticipate. Such statements involve risks and uncertainties, including, but not limited to, those risks and uncertainties relating to difficulties or delays in development, testing, regulatory approval, production and marketing of our products (including First Defense® and Re-Tain™), competition within our anticipated product markets, customer acceptance of our new and existing products, product performance, alignment between our manufacturing resources and product demand, our reliance upon third parties for financial support, products and services, changes in laws and regulations, decision making by regulatory authorities, possible dilutive impacts on existing stockholders from any equity financing transactions in which we may engage, currency values and fluctuations and other risks detailed from time to time in filings we make with the Securities and Exchange Commission, including our Quarterly Reports on Form 10-Q, our Annual Reports on Form 10-K and our Current Reports on Form 8-K. Such statements involve risks and uncertainties and are based on our current expectations, but actual results may differ materially due to various factors, including the risk factors summarized above.